Exhibit 10.3

Execution Version

NOTE AMENDMENT NO. 5

THIS NOTE AMENDMENT NO. 5 (this “Amendment”) is dated as of March 20, 2020 by and among Pacific Ethanol, Inc., a Delaware corporation (the “Company”) and the Noteholders. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings attributed to them in the Amended Note Agreement and Notes (as defined below).

RECITALS:

WHEREAS, pursuant to that certain Senior Secured Note Amendment Agreement dated December 22, 2019 (the “Amended Note Agreement”) between the Company and the Noteholders, the Company has issued those certain Amended and Restated Senior Secured Notes with an Issuance Date of December 22, 2019 in the aggregate original principal amount of $65,649,177.91 (the “Notes”);

WHEREAS, the Company has requested, and the Noteholders have agreed to defer the due date of the March 15, 2020 interest payment to May 20, 2020; and

WHEREAS, the Company and the Noteholders desire to amend the Notes to extend the time for the payment of such interest payment, among other amendments as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders agree as follows:

1. Amendments to the Notes.

(a) Section 2 of the Notes is hereby amended by amending and restating the first sentence of Section 2 to read as follows:

“Interest on this Note shall accrue at the applicable Interest Rate and shall commence accruing on the Issuance Date and Interest shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in cash to the record Holder in arrears on March 15, June 15, September 15 and December 15 of each calendar year and ending on the repayment of the Note; provided, however, that notwithstanding the foregoing, Interest for the period ending March 15, 2020 shall not be payable until May 20, 2020 unless an Event of Default occurs in which case such Interest shall be payable on demand of the Holder.”

(b) A new Section 5.18 is hereby added to the Notes to read as follows:

“5.18 CoBank Reporting. If requested by Holder, the Company shall deliver a copy of each Budget, Variance Report (as such terms are defined in the CoBank Debt Documents) and any accounts payable aging reports and accounts receivable aging reports delivered to CoBank under the CoBank Debt Documents to the Holder within one (1) Business Day of the Holder’s request, or, if requested one (1) Business Day prior to the delivery thereof to CoBank, concurrently with the delivery thereof to CoBank. By requesting such information, Holder is deemed to have acknowledged that such Rolling 13-Week Cash Flow Forecasts, Variance Reports and Payable and Receivable Reports may contain material non-public information about the Company and its Subsidiaries and agrees that it will keep all such information confidential in accordance with the non-disclosure agreement between the Holder and the Company and, if no such non-disclosure agreement exists, the Holder and the Company shall first enter into such a non-disclosure agreement in form and substance reasonably satisfactory to the Company and the Holder.

(c) A new Section 5.19 is hereby added to the Notes to read as follows:

“5.19. Milestones. The Company shall deliver to the Holder (but only if the Holder has requested the same) the following items, on or before the dates specified with respect to such items (the “Milestones”):

(a) On or before April 20, 2020 (or such later date as CoBank may approve under the CoBank Debt Documents), a term sheet outlining the terms of a comprehensive balance sheet plan.

(b) On or before April 20, 2020 (or such later date as CoBank may approve under the CoBank Debt Documents), a detailed 13-week cash flow budget, outlining the Company’s capital needs.”

(d) A new Section 5.20 is hereby added to the Notes to read as follows:

“5.20. CRO.

(a) The Company shall provide the Holder and its agents and advisors with access to the chief restructuring officer (the “CRO”), and the CRO shall provide the Holder with a weekly telephonic update (provided that the Company shall only be required to provide one such update each week for all the “Noteholders” as defined in the Note Amendment Agreement at a time approved by the Required Holders) but only if the Holder has requested the same) as to the Company’s operations and restructuring progress. By requesting or participating in such updates, Holder shall be deemed to have acknowledged that such updates may disclose material non-public information about the Company and its Subsidiaries and agrees that it will keep all such information confidential in accordance with the non-disclosure agreement between the Holder and the Company and, if no such non-disclosure agreement exists, the Holder and the Company shall first enter into such a non-disclosure agreement in form and substance reasonably satisfactory to the Company and the Holder.

(b) The Company shall not terminate or replace Winston Mar as the CRO or reduce the authority of the CRO without the prior written consent of the Required Holders.”

(e) The following sub-sections of Section 3.1 of the Notes are hereby amended in full to read as follows:

“(a) (i) the Company’s failure to pay to the Holder on the Maturity Date all amounts then due and owing under the Note, including the outstanding Principal, all accrued but unpaid Interest and any other amounts which are then due and owing in accordance herewith, or (ii) the Company’s or any Subsidiary’s failure to pay to the Holder, or its agent, any amount of Principal, Interest and any other amounts required to be paid hereunder or under any other Transaction Document as and when due hereunder or thereunder and such failure remains uncured for a period of five (5) days;”

“(g) (i) any breach or failure in any respect by the Company to comply with any provision of Section 5.14, Section 5.19 or Section 5.20(b) of this Note, or (ii) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of this Note or any other Transaction Document for thirty (30) days after delivery to the Company of notice of such breach or failure by or on behalf of a Secured Party (as defined in the Security Agreement) or the Agent (as defined in the Security Agreement) or thirty (30) days after an officer of the Company or a Subsidiary has knowledge of such breach or failure, unless such default is capable of cure but cannot be cured within such time frame and the Company and such Subsidiary is using best efforts to cure the same in a timely manner;”

“(i) any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document to which it is a party, or any Lien created by any Collateral Document ceases to be enforceable and of the same effect and priority purported to be created thereby, other than as expressly permitted thereunder or thereunder;”

“(n) any representation, warranty, certification or other statement of fact made or deemed made by or on behalf of the Company or any Subsidiary herein or in any other Transaction Document proves to have been false or misleading in any material respect on or as of the date made or deemed made; or”

(f)  The following definitions in Section 19 of the Notes are hereby amended in full to read as follows:

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of March 20, 2020, made by any among Cortland Products Corp., as “Notes Agent”, CoBank, ACB, as “CoBank Agent”, the Company and each of the other grantors party thereto, as may be amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person.

“Transaction Documents” means the Notes, the Security Agreement, the Note Amendment Agreement and the schedules and exhibits attached thereto, the Purchase Agreement, the Warrants, the Registration Rights Agreement, the Transfer Agent Instructions, the Collateral Documents, and the Intercreditor Agreement, together with any amendments, restatements, extensions or other modifications thereto.

(g) Payment-in-Kind. Until evidenced by a new Note as described in Section 2(c) below, the aggregate principal amount of the Notes of each of the Noteholders listed in Section 2(c) below shall be increased by an amount equal to 0.25% of the aggregate principal amount of such Noteholder’s Notes on the date hereof, immediately prior to such increase, and such increased amount shall be deemed to be principal of such Notes for all purposes, including accrual of interest.

2.  Conditions Precedent to The Effectiveness of This Amendment. This Amendment will become effective on the date the following conditions are satisfied (the “Effective Date”):

(a) receipt by the Noteholders of the following documents, duly executed by each party thereto, each in form and substance reasonable satisfactory to the Noteholders: (i) this Amendment; (ii) the Collateral Documents as required to be delivered by the Noteholders; (iii) the Intercreditor Agreement; (iv) that certain Third Amendment to Security Agreement dated as of the date hereof by and among the Company, all Noteholders, Cortland Products Corp., as successor agent, and Cortland Capital Market Services LLC, as existing collateral agent; (v) that certain Agent Fee Letter dated as of the date hereof between the Company and Cortland Products Corp.; (vi) the mortgages, deeds of trust, pledge agreements, security agreements and other collateral documents with respect to the collateral of CoBank, together with all amendments to the debt instruments with CoBank; and (vii) certificates executed by a secretary or assistant secretary of the Company or its Subsidiaries party to the Collateral Documents, as applicable, certifying as to (A) the resolutions authorizing the transactions contained in the Collateral Documents, (B) their respective certificates of formation or articles of incorporation, and (C) their respective bylaws or operating agreements, as amended, each as in effect on the Effective Date.

(b) receipt by the Noteholders of evidence of the payment in full of all fees, costs and expenses of Morrison & Foerster LLP, such fees, costs and expenses due and payable to Morrison & Foerster LLP in an amount not to exceed $100,000, Cortland Products Corp. in an amount not to exceed $10,000, and Arnold & Porter Kaye Scholer LLP in an amount not to exceed $32,784.60;

(c) receipt by the following Noteholders of an amendment fee in the amount of 0.25% of the Principal amount of each of the following Noteholders’ Notes payable as compounded interest and added to the aggregate principal amount of each such Note (the amount of any such compounded interest being a “PIK Loan”) (the “Amendment Fee”), which PIK Loan, shall be evidenced, within three (3) Business Days after the date hereof, by a note substantially in the form of the PIK Notes (such notes to reflect further amendments made to the Notes since the issuance of the PIK Notes), in form and substance satisfactory to the following Noteholders and the Company: CIF-Income Parts (A), LLC, Orange 2015 Dislocredit Fund, L.P., Sainsbury’s Credit Opportunities Fund, Ltd., Co-Investment Income Fund, L.P. – US Taxable Series, Co-Investment Income Fund, L.P. – US Tax-Exempt Series, Corrum Capital Alternative Income Fund LP, Corrum Capital Global Credit Opportunities Co Investment Fund I LP, and Corrum Capital Global Credit Opportunities Fund LP; and

(d) the representations and warranties in Section 4 are true and correct.

All fees, costs and expenses paid hereunder (excluding the Amendment Fee) shall be paid in immediately available funds, and, including the Amendment Fee, nonrefundable and shall not be subject to reduction by way of setoff, counterclaim, or otherwise.

3. Post-Closing Obligations. The Company shall: (a) deliver to the title company within five (5) Business Days after the date hereof (or such other date as agreed to by the Required Holders in their discretion via electronic mail), (i) the deeds of trust with respect to the Western Assets, in each case providing for a first-priority, secured and perfected Lien on all of the Western Assets in favor of the Noteholders, (ii) the mortgages with respect to the collateral of CoBank in the real property assets of the Company and its Subsidiaries, (b) deliver to the Agent, within five (5) Business Days after the date hereof (or such other date as agreed to by the Required Holders in their discretion via electronic mail), title insurance policies and endorsements, or marked title commitments, with respect to the mortgages and deeds of trust reference in clauses (a)(i) and (a)(ii) above; (b) use commercially reasonable efforts to deliver to the Agent, on or before April 30, 2020 (or such other date as agreed to by the Required Holders in their discretion via electronic mail), a deposit account control agreement in favor of the Agent covering the deposit account held by Pacific Ethanol West, LLC, a Delaware limited liability company, in form and substance reasonably satisfactory to the Agent and the Required Holders; and (ii) customary legal opinions, subject to limitations, assumptions and qualifications which are either customary or appropriate for transactions of type contemplated by this Amendment, addressing the subjects set forth on Exhibit A attached hereto and incorporated herein by reference in connection with the Collateral Documents. If on the date the items in clause (a)(i) and (a)(ii) are due, the applicable title company cannot accept such deeds of trust or mortgages for recording as a result of a government-mandated closure, the due date for delivery of such items shall be deemed to be the next Business Day such title company accepts the deeds of trust or mortgages for recording.

4. Representations and Warranties. To induce the Noteholders to enter into this Amendment, the Company represents and warrants that

(a) the representations and warranties contained in the Note Amendment Agreement are true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date (for purposes of this Section, each reference to Transaction Document therein shall be deemed to include a reference to this Amendment and each of the other Transaction Documents being entered into in connection with this Amendment); and

(b) both before and after giving effect to the transactions contemplated by this Amendment and the other Transaction Documents being entered into in connection with this Amendment, there exists no Default or Event of Default.

5.  Reaffirmation. The Company hereby affirms and agrees that: (a) the execution and delivery by the Company or any Subsidiary of and the performance of such Person’s obligations thereunder shall not in any way amend, impair, invalidate or otherwise affect any of such Person’s obligations under the Notes or any other Transaction Document, except as expressly amended hereby, (b) the Notes and the other Transaction Documents remain in full force and effect as written, except as expressly amended hereby, and (c) each Collateral Document remains in full force and effect to provide collateral security for the obligations under the Notes and the other Transaction Documents.

6. Release. To the extent that any offsets, defenses or claims that may exist arising out of or relating to this Amendment, the Notes or any of the other Transaction Documents and the transactions contemplated thereby against the Agent (as defined in the Security Agreement), any Noteholder or any of their respective subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns, both present and former (collectively, the “Released Parties”) whether asserted or unasserted, by execution of this Amendment, the Company, for itself and its subsidiaries and affiliates and each of their respective successors, assigns, affiliates, subsidiaries, predecessors, employees, heirs and executors, as applicable (collectively, “Releasors”), jointly and severally, release and forever discharge each of the Released Parties of and from any and all manner of actions, causes of action, torts, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity, that exist or have occurred on or prior to the date of this Amendment, arising out of or relating to this Amendment, the Notes or any of the other Transaction Documents which any of the Releasors ever had or now have against any of the Released Parties, including, without limitation, any presently existing claim whether or not presently suspected, contemplated or anticipated.

7. Costs and Expenses, Indemnification, etc.

(a) Notwithstanding anything to the contrary in any other Transaction Document and in addition to all of the other obligations under the Transaction Documents, the Company shall pay all out of pocket expenses fees, expenses and disbursements of Morrison & Foerster LLP invoiced on or before the date hereof and Arnold & Porter Kaye Scholer LLP in connection with (i) the preparation, negotiation, execution and delivery of the Transaction Documents, including the post-closing obligations described in Section 3 above, which the parties acknowledge and agree, in the case of Morrison & Foerster LLP, is $215,000 (prior to the payment of $100,000 described in Section 2(b) above), (ii) any amendments, modifications or waivers of the provisions to the Transaction Documents (whether or not the transactions contemplated thereby shall be consummated) and (iii) the enforcement or protection of its rights in connection with the Transaction Documents, including its rights under this Section, as incurred during any workout, restructuring or negotiations in respect thereof and the fees, charges and disbursements of counsel (provided that in the case of clauses (ii) and (iii) and any financial advisor or law firm, such amounts shall be limited to one financial advisor or law firm for the Agent and one financial advisor or law firm for all “Noteholders” (other than, in the case of a law firm, any bona fide conflict of interest) plus one law firm of local counsel in each relevant jurisdiction). The payment required by sub-clause (i) above shall be paid as soon as possible and, in any case, no later than April 15, 2020 (it being understand that failure to pay such amount as so provided shall be an immediate Event of Default).

(b) Notwithstanding anything to the contrary in any other Transaction Document and in addition to all of the other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Agent (as defined in the Security Agreement), each Noteholder and all of their respective affiliates, stockholders, partners, members, officers, directors, employees and direct or indirect Noteholders and any of the foregoing Persons’ agents or other representatives and those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby (c) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Company or any Subsidiary, or any environmental liability related in any way to the Company or any Subsidiary, or (d) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (ii) the status of such Noteholder as a Noteholder of the Company pursuant to the transactions contemplated by the Transaction Documents; provided, however, that no Noteholder will be entitled to indemnification hereunder for any Indemnified Liabilities resulting, as determined by a non-appealable judgement of a court of competent jurisdiction from (w) such Indemnitee’s material breach of applicable laws, rules or regulations, including, without limitation, any breach by such Indemnitee of any federal or state securities laws, rules or regulations with respect to short sales or other hedging activities, (x) such Indemnitee’s breach of any environmental laws, rules or regulations, (y) such Noteholder’s or Indemnitee’s material breach of any covenant, agreement or obligation of such Noteholder contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (z) the gross negligence or willful misconduct of such Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(c) To the fullest extent permitted by applicable law, the Company hereby agrees on behalf of itself and each of its subsidiaries and affiliates that is shall not assert, and hereby waives, any claim against any of the Released Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Amendment, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Note, or the use of the proceeds thereof.

(d) All amounts due under this Section shall be payable within fifteen (15) days after demand therefor.

(e) Each party’s obligations under this Section shall survive the termination of the Transaction Documents and payment of the obligations thereunder.

8. No other Amendments; Counterparts; etc. Except as otherwise provided in this Amendment, no other amendments to the Notes are hereby made or intended and the Notes remain in full force and effect and legally binding on the Company. This Amendment may be executed in counterparts, all of which when taken together will constitute one and the same document. If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby. This Amendment is a Transaction Document.

9. Governing Law. This Amendment shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the Noteholders have executed this Note Amendment No. 5 as of the date first set forth above.

COMPANY:

PACIFIC ETHANOL, INC.

By:	/s/ Bryon T. McGregor
Name: Bryon T. McGregor
Title: Chief Financial Officer

[Noteholders’ Signature Pages Follow]

ACCEPTED AND AGREED:

NOTEHOLDERS:

CKP SOUTH LLC

By:	/s/ Philip DeSantis

Name:	Philip DeSantis

Title:

[Holder Signature Page to Note Amendment No. 5]

CIF-INCOME PARTNERS (A), LLC

By: BlackRock Financial Management, Inc.,
its investment manager

By:	/s/ Stephen Kavulich

Name:	Stephen Kavulich

Title:	Director

[Holder Signature Page to Note Amendment No. 5]

ORANGE 2015 DISLOCREDIT FUND, L.P.

By: BlackRock Financial Management, Inc.,
its investment manager

By:	/s/ Stephen Kavulich

Name:	Stephen Kavulich

Title:	Director

[Holder Signature Page to Note Amendment No. 5]

Sainsbury’s Credit Opportunities Fund, Ltd.

By: BlackRock Financial Management, Inc.,
its investment manager

By:	/s/ Stephen Kavulich

Name:	Stephen Kavulich

Title:	Director

[Holder Signature Page to Note Amendment No. 5]

Co-Investment Income Fund, L.P. - US Taxable Series

By: BlackRock Financial Management, Inc.,
its investment manager

By:	/s/ Stephen Kavulich

Name:	Stephen Kavulich

Title:	Director

[Holder Signature Page to Note Amendment No. 5]

Co-Investment Income Fund, L.P. - US Tax-EXEMPT Series

By: BlackRock Financial Management, Inc.,
its investment manager

By:	/s/ Stephen Kavulich

Name:	Stephen Kavulich

Title:	Director

[Holder Signature Page to Note Amendment No. 5]

ALFRED J. DE LEO

/s/ Alfred J. De Leo

[Holder Signature Page to Note Amendment No. 5]

CORRUM CAPITAL ALTERNATIVE INCOME FUND LP

By:	/s/ Jonathan R. Mandle

Name:	Jonathan R. Mandle

Title:	Manager

[Holder Signature Page to Note Amendment No. 5]

CORRUM CAPITAL GLOBAL CREDIT OPPORTUNITIES
CO INVESTMENT FUND I LP

By:	/s/ Jonathan R. Mandle

Name:	Jonathan R. Mandle

Title:	Manager

[Holder Signature Page to Note Amendment No. 5]

CORRUM CAPITAL GLOBAL CREDIT OPPORTUNITIES FUND LP

By:	/s/ Jonathan R. Mandle

Name:	Jonathan R. Mandle

Title:	Manager

[Holder Signature Page to Note Amendment No. 5]

DAVID KOENIG

/s/ David Koenig

[Holder Signature Page to Note Amendment No. 5]

JONATHAN W. WEISS

/s/ Jonathan W. Weiss

[Holder Signature Page to Note Amendment No. 5]

JUSTIN S. WOHLER

/s/ Justin S. Wohler

[Holder Signature Page to Note Amendment No. 5]

PHILIP DESANTIS

/s/ Philip DeSantis

[Holder Signature Page to Note Amendment No. 5]

Exhibit A

Legal Opinion Subjects

1.	Existence and good standing of each Delaware Loan Party (as defined below)

2.	Corporate or limited liability company power of each Delaware Loan Party to execute, deliver and perform the Collateral Documents to which it is a party

3.	Due authorization, execution and delivery by each Delaware Loan Party of the Collateral Documents to which it is a party.

4.	Enforceability of the Pledge Agreements and Security Agreements which are included in the Collateral Documents and which by their terms are governed by New York

5.	Delaware UCC Perfection by filing opinion with respect to each Delaware Loan Party, excluding any opinion with respect to real property related financing statements

6.	No conflicts with laws of and no additional governmental consents required under New York, the Delaware Limited Liability Company Act, Delaware General Business Corporation Law, or any applicable federal laws

7.	No conflicts with each Delaware Loan Party’s organizational documents

“Delaware Loan Party” means the following entities formed under Delaware law:

1.	Pacific Ethanol Central, LLC

2.	PE Op Co.

3.	Pacific Ethanol Magic Valley, LLC

4.	Pacific Ethanol Stockton LLC

5.	Pacific Ethanol Columbia, LLC

6.	Pacific Ethanol Madera LLC

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